Exhibit 4.1

SUPPLEMENTAL INDENTURE

dated as of June 29, 2016,

among

INTERVAL ACQUISITION CORP.

THE SUBSIDIARY GUARANTORS PARTY HERETO

and

HSBC BANK USA, NATIONAL ASSOCIATION,

as Trustee

5.625% Senior Notes due 2023

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of June 29, 2016, among INTERVAL ACQUISITION CORP., a Delaware corporation (the “Issuer”), THE GUARANTORS PARTY HERETO (the “Undersigned”), and HSBC BANK USA, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuer, the Guarantors party thereto and the Trustee entered into an Indenture, dated as of April 10, 2015 (the “Indenture”), relating to the Issuer’s 5.625% Senior Notes due 2023 (the “Notes”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Issuer agreed pursuant to the Indenture to cause any Restricted Subsidiary that guarantees or becomes an obligor under the Issuer’s Credit Agreement following the Issue Date to provide Note Guarantees.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1.                                           Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2.                                           Each of the Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.

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Section 3.                                           This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4                                              This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5                                              This Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Supplemental Indenture will henceforth be read together.

Section 6                                              The recitals and statements herein are deemed to be those of the Issuer and the Undersigned and not the Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the Guarantees provided by the Guarantors party to this Supplemental Indenture.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

INTERVAL ACQUISITION CORP., as Issuer

By:	/s/ Jeanette E. Marbert
Name: Jeanette E. Marbert
Title: Executive Vice President and Chief Operating Officer

VISTANA SIGNATURE EXPERIENCES, INC., pro se and as sole member and manager of
FOH HOSPITALITY, LLC
VISTANA VACATION OWNERSHIP, INC., pro se and as sole member of
SHERATON FLEX VACATIONS, LLC, and
VSE MYRTLE BEACH, LLC, and as sole member and manager of
VSE BAHAMAS HOLDINGS LLC
FIFTH AND FIFTY-FIFTH HOLDINGS, INC.
LAGUNAMAR CANCUN MEXICO, INC.
SCOTTSDALE RESIDENCE CLUB, INC.
ST. REGIS RESIDENCE CLUB OF COLORADO, INC.
ST. REGIS RESIDENCE CLUB, NEW YORK INC.
VISTANA PSL, INC.
VISTANA VACATION REALTY, INC.
VISTANA SCOTTSDALE, INC.
VSE ARIZONA DEVELOPMENT, INC.
VSE PACIFIC, INC.
VSE VILLAS ARIZONA, INC.
VSE DEVELOPMENT, INC.
VSE EAST, INC.
VSE INTERNATIONAL, INC.
VSE TRADEMARK, INC.
VSE WEST, INC.
WESTIN SHERATON VACATION SERVICES, INC.
WVC RANCHO MIRAGE, INC.

By:	/s/ Jeanette E. Marbert
Name:	Jeanette E. Marbert
Title:	Executive Vice President

DATA MARKETING ASSOCIATES EAST, INC.
HAWAII VACATION TITLE SERVICES, INC.
KAUAI BLUE, INC.
POINTS OF COLORADO, INC., pro se and as sole member and manager of
STEAMBOAT RESORT VILLAGE LLC, and as sole member of
SUCCESS DEVELOPMENTS, L.L.C.
SCOTTSDALE RESIDENCE CLUB SALES, INC.
ST. REGIS COLORADO MANAGEMENT, INC.
ST. REGIS NEW YORK MANAGEMENT, INC.
VACATION TITLE SERVICES, INC.
VCH COMMUNICATIONS, INC.
VCH CONSULTING, INC.
VCH SYSTEMS, INC.
VISTANA ACCEPTANCE CORP.
VISTANA ARIZONA MANAGEMENT, INC.
VISTANA CALIFORNIA MANAGEMENT, INC.
VISTANA COLORADO MANAGEMENT, INC.
VISTANA DEVELOPMENT, INC.
VISTANA HAWAII MANAGEMENT, INC.
VISTANA MANAGEMENT, INC.
VISTANA MB MANAGEMENT, INC.
VISTANA PORTFOLIO SERVICES, INC.
VISTANA RESIDENTIAL MANAGEMENT, INC.
VISTANA SCOTTSDALE MANAGEMENT, INC.
VISTANA SCOTTSDALE DEVELOPMENT, INC.
VISTANA SIGNATURE NETWORK, INC.
VISTANA VACATION SERVICES HAWAII, INC.
VSE ARIZONA REALTY, INC.
VSE CALIFORNIA SALES, INC.
VSE MEXICO PORTFOLIO SERVICES, INC.
VSE RESIDENCE CLUB SALES OF NEW YORK, INC.
VSE RESIDENCE CLUB SALES, INC.
VSE VISTANA VILLAGES, INC.
WESTIN VACATION MANAGEMENT CORPORATION

By:	/s/ Jeanette E. Marbert
Name:	Jeanette E. Marbert
Title:	President, CEO

COCONUT PLANTATION PARTNER, INC.

By:	/s/ Jeanette E. Marbert
Name: Jeanette E. Marbert
Title: President

HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Annette Kos-Culkin
Name: Annette Kos-Culkin
Title: Vice President